         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

           FOR THIS TYPE OF ACCOUNT:                  GIVE THE TAXPAYER IDENTIFICATION NUMBER OF:
-----------------------------------------------------------------------------------------------------
 1. An individual's account                       The individual
 2. Two or more individuals (joint account)       The actual owner of the account or, if combined
                                                  funds, the first individual on the account.(1)
 3. Husband and wife (joint account)              The actual owner of the account or, if joint funds,
                                                  either person(1)
 4. Custodian account of a minor (Uniform Gift    The minor(2)
    to Minors Act)
 5. Adult and minor (joint account)               The adult or, if the minor is the only contributor,
                                                  the minor(1)
 6. Account in the name of guardian or committee  The ward, minor, or incompetent person(3)
    for a designated ward, minor or incompetent
    person(3)
 7. A. The usual revocable savings trust account  The Grantor-trustee
       (grantor is also trustee)
 or
    B. So-called trust account that is not a      The actual owner(4)
       legal valid trust under State law
 8. Sole proprietorship account                   The owner(4)
 9. A valid trust, estate or pension trust        The legal entity (do not furnish the identifying
                                                  number of the personal representative or trustee
                                                  unless the legal entity itself is not designated in
                                                  the account title)(4)
10. Corporate account                             The corporation
11. Religious, charitable, or educational         The organization
    organization account
12. Partnership account held in the name of the   The partnership
    business
13. Association, club, or other tax exempt        The organization
    organization
14. A broker or registered nominee                The broker or nominee
15. Account with the Department of Agriculture    The public entity
    in the name of a public entity (such as a
    State or local government, school district,
    or prison) that receives agricultural
    program payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number or employer identification number.
(4) Show your individual name. You may also enter your business name. You may use your social security number or employer identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any agency or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a) of the Code.

    - An exempt charitable remainder trust, or a non-exempt trust described in
      Section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to an appropriate nominee.

    - Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

    - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments of mortgage interest to you.

    - Payments made to an appropriate nominee.

    Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under Sections 6041, 6041A(a), 6045, and 6050A.

    PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a correct taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

  (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) FAILURE TO REPORT CERTAIN DIVIDEND INTEREST PAYMENTS -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

  (3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

  (4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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